AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ___________, 1998
                                                    REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                          CRYO-CELL INTERNATIONAL, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

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           DELAWARE                                     22-302-3093
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                            ---------------------

                   DANIEL RICHARD, CHIEF EXECUTIVE OFFICER
                    3165 MCMULLEN BOOTH ROAD, BUILDING #5
                             CLEARWATER, FL 33761
                                (813) 723-0333
  -------------------------------------------------------------------------
  (Address of Registrant's principal executive offices, including zip code)

                            ---------------------

                          ADVISOR COMPENSATION PLAN
                          -------------------------
                           (Full title of the Plan)


                            MARK RICHARD, ESQUIRE
                            6950 N. KENDALL DRIVE
                               MIAMI, FL 33156
                                (305) 662-5700
             ---------------------------------------------------------
             (Name, address and telephone number of agent for service)

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                                  COPIES TO:
                          Lawrence W. Horwitz, Esq.
                                Horwitz & Beam
                         Two Venture Plaza, Suite 350
                               Irvine, CA 92618

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               Approximate Date of Proposed Sale to the Public:
 As soon as practicable after this Registration Statement becomes effective.

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                       CALCULATION OF REGISTRATION FEE

================================================================================
  Title of Securities    Amount to be   Proposed      Proposed     Amount of
    to be Registered      Registered     Maximum       Maximum    Registration
                                        Offering      Aggregate       Fee
                                        Price per     Offering
                                          Share         Price
--------------------------------------------------------------------------------
Common Stock, $0.01 Par
   Value(1)                25,000(1)     $2.94(2)      $73,500       $21.68
================================================================================

(1) Includes 25,000 shares of common stock, issuable for counseling and advisory services to Horwitz & Beam.

(2) The registration fee is based upon the exercise price of the options at $2.94 per share calculated pursuant to Rule 457(c).

CRYO-CELL INTERNATIONAL, INC.

       CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

      FORM S-8 ITEM NUMBER
            AND CAPTION                         CAPTION IN PROSPECTUS

1.    Forepart of Registration Statement        Facing Page of Registration
      and Outside Front Cover Page of           Statement and Cover Page of
      Prospectus                                Prospectus

2.    Inside Front and Outside Back             Inside Cover Page of Prospectus
      Cover Pages of Prospectus                 and Outside Cover Page of
                                                Prospectus

3.    Summary Information, Risk Factors         Not Applicable
      and Ratio of Earnings to Fixed Charges

4.    Use of Proceeds                           Not Applicable

5.    Determination of Offering Price           Not Applicable

6.    Dilution                                  Not Applicable

7.    Selling Security Holders                  Sales by Selling Security Holder

8.    Plan of Distribution                      Cover Page of Prospectus and
                                                Sales by Selling Security Holder

9.    Description of Securities to be           Description of Securities;
      Registered

10.   Interests of Named Experts and            Legal Matters
      Counsel

11.   Material Changes                          Not Applicable

12.   Incorporation of Certain Information      Incorporation of Certain
      by Reference                              Documents by Reference

13.   Disclosure of Commission Position         Indemnification of Directors
      on Indemnification for Securities         and Officers; Undertakings
      Act Liabilities

                             DATED: MAY 28, 1998

                                   PART II

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Registrant incorporates the following documents by reference in the registration statement:

      The Company's Annual Report on Form 10-KSB filed for the year ended November 30, 1997 and the Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1998; and description of the Company's Common Stock contained in the Company's Form 8-A dated February 4, 1994.

      All other documents filed in the future by Registrant after the date of this Registration Statement, under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which deregisters the securities covered hereunder which remain unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES.

      The class of securities to be offered is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Company's Bylaws and the Delaware General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

      The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

Item 8. EXHIBITS

      4.1   Retainer Agreement with Horwitz & Beam.

      4.2   Amendment to Retainer Agreement with Horwitz & Beam.

      5 Opinion of Horwitz & Beam, consent included, relating to the issuance of the shares of securities pursuant to the Retainer Agreement.

      23.1  Consent of Horwitz & Beam.

      23.2  Consent of Mirsky, Furst & Associates, P.A.

Item 9. UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clearwater, State of Florida, on May 28, 1998.

                          CRYO-CELL INTERNATIONAL, INC.

                                         By: /s/ DANIEL D. RICHARD
                                             ---------------------------
                                                 Daniel D. Richard,
                                                 Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on and on the date indicated.

/s/ DANIEL D. RICHARD
---------------------
Daniel D. Richard, Chief Executive Officer, Director
Date: MAY 28, 1998

/s/ FRANK W. HENDRICKS
----------------------
Frank W. Hendricks, Director
Date: MAY 28, 1998

/s/ FREDERICK C.S. WILHELM
--------------------------
Frederick C.S. Wilhelm, Director
Date: MAY 28, 1998

/s/ ED MODZELEWSKI
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Ed Modzelewski, Director
Date: MAY 28, 1998

                                 EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------        -----------

  4.1          Retainer Agreement with Horwitz & Beam.

  4.2          Amendment to Retainer Agreement with Horwitz & Beam.

  5 Opinion of Horwitz & Beam, consent included, relating to the issuance of the shares of securities pursuant to the Retainer Agreement.

 23.1          Consent of Horwitz & Beam.

 23.2          Consent of Mirsky, Furst & Associates, P.A.